EXHIBIT 10.2

                                                    October 19, 1998

Mr. Jack Smith

Dear Jack:

         This letter will confirm our understanding concerning the termination of your employment with The Sports Authority, Inc. (the "Company"). Reference is made to the employment agreement dated as of August 29, 1996 between you and the Company (the "Employment Agreement") and to the restricted stock agreement dated as of March 28, 1996 between you and the Company (the "Restricted Stock Agreement").

         1. Your employment was terminated by the Company on September 15, 1998, entitling you to the benefits described in Section 2 of the Employment Agreement.

         2. The restricted stock granted to you under the Restricted Stock Agreement includes the following shares which have not yet vested: 16,687 shares scheduled to vest on June 21, 1999 and 16,688 shares scheduled to vest on June 21, 2000. The Compensation Committee of the Board has determined pursuant to
Section 6(c)(iii) of the 1996 Stock Option and Restricted Stock Plan that, notwithstanding the terms of the Restricted Stock Agreement, such unvested shares shall not be forfeited due to the termination of your employment. Such unvested shares shall vest on the dates set forth above and shall be forfeited prior to the applicable date only if the Compensation Committee shall determine, in its sole discretion, that you have not fulfilled your obligations under the Employment Agreement.

         3. The Company agrees to pay the reasonable expenses of leasing and operating an office until June 30, 2000 to enable you to discharge your duties as Chairman of the Board.

         4. Except as modified by this agreement, the Employment Agreement and the Restricted Stock Agreement are ratified and confirmed in all respects.

                                                     Sincerely,

                                                     THE SPORTS AUTHORITY, INC.

                                                     By  /S/ MARTIN E. HANAKA
                                                        ----------------------

         Agreed:

         /S/ JACK A. SMITH
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